UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of the Securities Exchange Act Of 1934

Date of report (Date of earliest event reported): November 3, 2025

XWELL, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34785	20-4988129
(Commission File Number)	(IRS Employer Identification No.)

254 West 31st Street, 11th Floor, New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

(212) 750-9595

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	XWEL	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in a Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 14, 2025, on January 14, 2025, XWELL, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which it agreed to sell to the Investors (i) an aggregate of 4,000 shares of the Company’s Series G Convertible Preferred Stock, with a par value of $0.01 per share and a stated value of $1,000 per share (“Stated Value”), with an initial conversion price equal to $1.496 (the “Series G Conversion Price”), (ii) Series A warrants to acquire shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) at an exercise price of $1.496 per share (the “Series A Warrants”), and (iii) Series B warrants to acquire shares of Common Stock (the “Series B Warrants,” and collectively with the Series A Warrants, the “Warrants”) at an exercise price of $1.7952 per share (collectively, the “Private Placement”). The Private Placement closed on January 14, 2025 (the “Closing Date”).

On November 3, 2025, the Company entered into a Securities Exchange and Amendment Agreement (the “Exchange Agreement”) with the Investors, pursuant to which, the Company agreed to exchange a portion of the Company’s outstanding shares of Series G Preferred Stock, including all accrued and unpaid dividends thereon equal to $1,553,806.00 in aggregate Stated Value, held by the Investors, for senior secured convertible notes (collectively, the “Notes”) in the aggregate principal amount of $3,387,138.80 (collectively, the “Exchange”). The Notes will be convertible into shares of the Company’s Common Stock in accordance with their terms and will be secured by a first priority security interest in the assets of the Company and its subsidiaries. The Exchange is being made in reliance on the exemption from registration under Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”) and no additional consideration is being paid by the Investors in the exchange.

The closing of the Exchange is expected to occur on or about November 5, 2025, subject to the satisfaction of customary closing conditions.

In connection with the Exchange, the Company and the Investors agreed to (A) amend certain terms of the Company’s Series G Preferred Stock as set forth in a Certificate of Amendment (the “Certificate of Amendment”) to the Certificate of Designations of the Series G Convertible Preferred Stock (the “Certificate of Designations”) as described below, and (B) amend and restate the Investors’ (i) Series A warrants (the “Amended and Restated Series A Warrants”) and (ii)  Series B Warrants (the “Amended and Restated Series B Warrants” and, collectively with the Amended and Restated Series A Warrants, the “Amended and Restated Warrants”) to (A) reduce the exercise price of the Warrants to $1.00, and (B) add certain anti-dilution provisions such that the exercise price of the Warrants will be subject to price-based adjustment in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then-applicable exercise price.

The Certificate of Amendment amends the Certificate of Designations to (i) reduce the Series G Conversion Price to $1.00, (ii) remove the restrictive covenant requiring the Company to maintain unencumbered, unrestricted cash and cash equivalents on hand in an amount equal to at least 200% of the shares of Common Stock issuable upon conversion of the outstanding shares of Series G Preferred Stock, (iii) amend the definition of “Make-Whole Amount,” such that it now means an amount equal to the amount of additional dividends that would accrue at the dividend rate then in effect assuming for calculation purposes that the Stated Value as of the Closing Date remained outstanding through and including the Maturity Date (as defined in the Certificate of Designations), (iv) add certain anti-dilution provisions such that the Series G Conversion Price will be subject to price-based adjustment in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then-applicable Series G Conversion Price (subject to certain exceptions), (v) add certain provisions such that the Company and the holder of the shares of Series G Preferred Stock may agree to accelerate the conversion of such shares (including any Deferral Amounts (as defined in the Certificate of Designations)) at a conversion price equal to the lower of (i) the Installment Conversion Price (as defined in the Certificate of Designations) applicable to the current Installment Date and (ii) the greater of the Floor Price and (x) 80% of the dollar volume-weighted average price (“VWAP”) of the Common Stock immediately prior to such acceleration, and (y) the average three daily VWAP during the thirty consecutive trading day immediately prior to such acceleration.

The Exchange Agreement contains certain representations and warranties, covenants and indemnification provisions customary for similar transactions. The representations, warranties and covenants contained in the Exchange Agreement were made solely for the benefit of the applicable parties to the Exchange Agreement and may be subject to limitations agreed upon by the applicable contracting parties. Among other covenants, the Exchange Agreement requires the Company to hold a meeting of its stockholders not later than December 31, 2025, to seek approval (the “Stockholder Approval”) for (i) the issuance of the shares of Common Stock issuable upon conversion of the Notes under Nasdaq Stock Market Rule 5635(d) for the issuance of shares of Common Stock in excess of 19.99% of the Company’s issued and outstanding shares of Common Stock at prices below the “Minimum Price” (as defined in Rule 5635 of the Rules of the Nasdaq Stock Market) on the date of the Exchange Agreement pursuant to the terms of the Notes, (ii) the terms of the Certificate of Amendment, and (iii) the terms of the Amended and Restated Warrants.

The Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder for transactions not involving a public offering and in reliance on Section 3(a)(9) of the Securities Act. The shares of Common Stock issuable upon Conversion of the Notes (the “Note Conversion Shares”) will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with the conversion of the Notes and any resulting issuance of shares of Common Stock.

Notes

The Notes will mature on the date that is three years and four months from the date of issuance (the “Notes Maturity Date”), which may be extended as set forth in the Notes. The Notes bear an interest rate of 8.0% per annum compounded each quarter, which are payable in arrears (i) on the first trading day of each quarter beginning February 2, 2026 (each such date, an “Interest Date”), in cash, (ii) on each Interest Date occurring on an Installment Date (as defined in the Notes), payable by way of inclusion of the interest in the applicable Installment Amount (as defined in the Notes), (iii) prior to the First Installment Date (as defined herein), payable by way of inclusion of interest in the Conversion Amount (as defined in the Notes) on each conversion date occurring prior to the First Installment Date, or (iv) upon any redemption or any required payment upon any Event of Default (as defined in the Notes). Upon the occurrence and during the continuance of an Event of Default, the Notes accrue interest at the rate of 15% per annum.

The Notes are convertible into shares of Common Stock at the election of the holder at any time at an initial conversion price of $1.00 per share (the “Note Conversion Price”). The Note Conversion Price will be subject to customary adjustments for stock dividends, stock splits, reclassifications, stock combinations and the like (subject to certain exceptions). Additionally, the Note Conversion Price will be subject to price-based adjustment in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then-applicable Note Conversion Price (subject to certain exceptions).

The Company is required to redeem the outstanding principal amount of the Notes in quarterly installments beginning on April 1, 2026 (the “First Installment Date”) in accordance with the schedule set forth in the Note. The Installment Amounts (as defined in the Notes) are redeemable, at the Company’s election, in cash at 107% of the applicable Installment Redemption Amount, or subject to certain limitations, in shares of Common Stock valued at the lower of (i) the Note Conversion Price then in effect and (ii) the greater of (A) 80% of the average of the three lowest closing prices of the Company’s Common Stock during the thirty consecutive trading day period ending and including the trading day immediately prior to the date the amortization payment is due or (B) the Floor Price (as defined in the Notes), and in each case subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations or other similar events.

Upon any conversion or redemption of the Notes, the holders of the Notes are also entitled to receive interest make-whole payments, equal to an amount of additional interest that would accrue under Notes at the interest rate then in effect assuming that for calculation purposes, the outstanding principal balance remained outstanding through and including the Notes Maturity Date.

The Notes include certain events of defaults, including, among other things, the suspension from trading or the failure of the Company’s Common Stock to be trading or listed (as applicable) on an eligible market for a period of five (5) consecutive trading days and the Company’s failure to pay any amounts due to the holders of the Notes when due. The Notes contain certain restrictive covenants, including, among other things, requiring the Company to (A) maintain unencumbered, unrestricted cash and cash equivalents on hand in amount equal to at least $1,000,000, and (B) deposit an amount equal to $1,350,000 into a newly established segregated deposit account, which may be reduced proportionally on a dollar-for-dollar basis as (i) the outstanding principal of the applicable Note is redeemed, converted or otherwise repaid in accordance with such Note, or (ii) the outstanding shares of Series G Preferred Stock are redeemed, converted or otherwise repaid in accordance with the Certificate of Designations.

Notwithstanding the foregoing, the Company’s ability to settle conversions using shares of Common Stock is subject to certain limitations set forth in the Notes, including a limit on the number of shares that may be issued until the time, if any, that the Company has obtained the Stockholder Approval. Further, a holder of a Note is prohibited from converting the Note into shares of Common Stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of the Company’s Common Stock then issued and outstanding immediately after giving effect to the issuance of the shares of Common Stock issuable upon conversion of the Note. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to the Company.

The foregoing descriptions of the Exchange Agreement, the Notes, the Certificate of Amendment, the Amended and Restated Series A Warrants and the Amended and Restated Series B Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, forms of which are filed as Exhibits 10.1, 3.1, 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The matters described in Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The matters described in Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The matters described in Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The matters described in Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment of Certificate of Designations of Series G Convertible Preferred Stock.
4.1	Form of Senior Secured Convertible Note.
4.2	Form of Amended and Restated Series A Warrant.
4.3	Form of Amended and Restated Series B Warrant.
10.1	Form of Securities Exchange and Amendment Agreement, dated as of November 3, 2025, by and among the Company and the investors signatory thereto.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XWELL, Inc.

Date: November 4, 2025	By:	/s/ Ezra T. Ernst
	Name:	Ezra T. Ernst
	Title:	President and Chief Executive Officer